POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby constitute, designate and appoint each of Hilary A. Rapkin or Gregory Wiessner or either of them, each acting alone, his true and lawful attorney-in-fact, solely for the following purposes, and hereby confer upon such agents and attorneys-in-fact full power and authority to perform each and all of the following acts in the name and on behalf of the undersigned:

(1)    To prepare, execute and file with the United States Securities and Exchange Commission the Uniform Application for Access Codes to File on EDGAR ("Form ID") and receive on behalf of the undersigned any notice given to the undersigned in connection with the Form ID; and

(2)    To take all other actions necessary to successfully achieve the aforesaid purposes.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed the 12th day of February, 2014.

                        By:    /s/ Nicola Morris
                            ___________________
                            Nicola Morris